LIMITED WAIVER AGREEMENT


     This Limited Waiver Agreement (this "Agreement") dated as of February    ,
1997 is entered into between Mercury Finance Corporation, a Delaware corporation ("Mercury") and Credit Suisse First Boston Corporation ("CS/FB"), holder of $__________ in Mercury Commercial Paper acquired on February 5, 1997 from Paine Webber Inc., successor to Kidder, Peabody & Co., Incorporated (the "Dealer") under that certain Commercial Paper Dealer Agreement dated as of March 25, 1991 (the "Dealer Agreement")



                                   WITNESSETH

     WHEREAS, Dealer is party to the Dealer Agreement under which Mercury has issued commercial paper to customers of the Dealer (the "Customers"), one of whom is CS/FB, which commercial paper is in default;

     WHEREAS, Mercury is in default under various provisions of other lending agreements with various institutions;

     WHEREAS, Mercury is experiencing a severe liquidity crisis and requires immediate emergency financing to continue its operations;

     WHEREAS, at the request of Mercury, BankAmerica Business Credit Corporation, with any of its subsidiaries or its affiliates (collectively "BofA") is considering providing Mercury and certain of its subsidiaries (collectively, the "Borrowers") with a secured term loan in an amount not to exceed $50 million and having a maturity of not greater than 60 days in accordance with the terms and conditions of the term sheet attached hereto as Exhibit A (the "Term Sheet") between the Borrowers and BofA (the "Bridge Loan");

     WHEREAS, certain provisions of the Dealer Agreement unless waived prohibit the Borrowers from granting liens on their assets to secure indebtedness for borrowed money and/or require that Lender be granted an equal or ratable lien on such assets in the event such a lien is granted to another lender;

     WHEREAS, in connection with the Bridge Loan, Mercury has requested the Dealer, on behalf of itself but not its Customers, to waive such provisions of the Dealer Agreement to permit Mercury to obtain the emergency financing it needs;

     WHEREAS, the Dealer, on behalf of itself but not its Customers, is willing to waive certain limited provisions of the Dealer Agreement to permit the Bridge Loan to be provided to Mercury;

     WHEREAS, CS/FB, as one of the Dealer's Customers, is willing to waive in like manner and to like extent;

     NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mercury and CS/FB agree as follows:

     1.  Waiver.   Solely in connection with the Bridge Loan to be extended in accordance with the terms and conditions of the Term Sheet, CS/FB waives compliance with any of the provisions of the Dealer Agreement that (a) prohibit or restrict the granting of security interests, liens or mortgages by any of the Borrowers to BofA (the "BofA Liens") to secure the Bridge Loan or (b) result in or require the creation of a security interest, lien or mortgage in favor of the Dealer or its customers on any assets of the Borrowers as a result of the granting of the BofA Liens to secure the Bridge Loan; provided, that the waivers set forth in this Section 1 shall be effective on the conditions that the (i) aggregate principal amount of loans advanced to the Borrowers on a nonrevolving basis under the Bridge Loan does not exceed $50 million, (ii) the term of the Bridge Loan does not exceed 60 days and (iii) the BofA Liens secure only the Bridge Loan and do not secure any other indebtedness for borrowed money outstanding as of the date hereof or hereafter.

     2. Entire Agreement. This Agreement constitutes the full and entire understanding of the parties hereto with respect to the subject matter hereof.

     3. Governing Law. This Agreement shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws of the State of New York.

     4. Successors and Assigns. This Agreement shall insure to the benefit of, and be binding upon the successors and assigns of, each of the parties hereto.

     5. Counterparts. This Agreement may be executed in any number of counterparts all of which together shall constitute on instrument.

                                    * * * *


     IN WITNESS WHEREOF, this Waiver Agreement has been duly executed as of the day and year first above written.

                         By:

                         Name:

                         Title:
                                Mercury Finance Company




                         By:

                         Name:  David Matlin

                         Title:  Managing Director

                         Credit Suisse First Boston Corp.